EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended March 31, 2021 Financial Results

Net Investment Income Growth

Stable Net Asset Value

100% Performing Portfolio

Declares Quarterly Distribution of $0.41 Per Share for Q2, 2021

NEW YORK, May 05, 2021 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”), today reported net investment income of $15.5 million, or $0.37 per share, for the first quarter 2021.

At March 31, 2021, net asset value (NAV) was $20.26 per share, an increase of $0.10 per share from December 31, 2020.

As of March 31, 2021, the Company’s portfolio was 100% performing.

The Board declared a second quarter distribution of $0.41 per share payable on July 2, 2021 to stockholders of record as of June 23, 2021. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2021:

Comprehensive Investment portfolio* fair value: $2.02 billion
Number of portfolio companies: >600
Net assets: $856.2 million
Net asset value per share: $20.26
Net debt-to-equity: 0.82x
Available capital**: $683 million, subject to borrowing base availability

Comprehensive Investment Portfolio Activity*** for the Quarter Ended March 31, 2021:

Investments made during the quarter: $214.9 million
Investments prepaid and sold during the quarter: $232.6 million

Operating Results for the Quarter Ended March 31, 2021:

Net investment income: $15.5 million
Net investment income per share: $0.37
Net realized and unrealized gain: $6.0 million
Net increase in net assets from operations: $21.5 million
Earnings per share: $0.51

* The Comprehensive Investment Portfolio for the quarter ended March 31, 2021 is comprised of SLRC’s investment portfolio, SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio and Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, and excludes the Company’s fair value of the equity interests in SLR-CS, SLR-EF and KBH and also excludes SLRC’s loan to KBH.

** Please see Liquidity and Capital Resources.

*** Comprehensive Portfolio Activity for the quarter ended March 31, 2021 includes gross originations through SLR-CS, SLR-EF and KBH.

“During the first quarter of 2021, SLRC drove a 14% increase in gross investment income and an approximately 4% increase in net investment income per share. Continued pristine credit quality resulted in further improvement in valuations and an increase in net asset value per share,” said Michael Gross, Co-CEO of SLR Investment Corp. “With multiple investment strategies and substantial available capital at our disposal, modest net growth across these verticals can have a meaningful impact on our earnings.”

“We are pleased with the performance of Kingsbridge Holdings following our acquisition late last year. The integration has been seamless and origination volume is strong,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “The addition of a long duration portfolio generating steady income combined with an increased opportunity set across our other investment verticals positions us for portfolio growth in 2021.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, May 6, 2021. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference SLR Investment Corp. and the participant passcode of 2971629 when prompted. A telephone replay will be available until May 20, 2021 and can be accessed by dialing (855) 859-2056 and using the passcode 2971629. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through SLR Investment’s website, www.slrinvestmentcorp.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended March 31, 2021, SLRC had total originations of $214.9 million and repayments and amortization of $232.6 million across its five core business units: cash flow, asset-based, equipment finance, life science lending, and corporate leasing resulting in a net portfolio reduction of $17.7 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended March 31, 2021 was as follows:

Comprehensive Investment Portfolio Activity (1) – Q1 2021 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / SLR-CS(2)	Equipment Financings / SLR-EF(3)	Life Science Loans	Corporate Leasing(4)	Total Portfolio Activity
Originations	$45.0	$31.9	$29.9	$30.1	$78.0	$214.9
Repayments / Amortization	$5.3	$99.8	$28.7	$30.4	$68.4	$232.6
Net Portfolio Activity	$39.7	($67.9)	$1.2	($0.3)	$9.6	($17.7)

(1)	Total Portfolio Activity includes gross originations/repayments across each business unit.
(2)	Includes SLR-CS’ full portfolio and asset-based loans on the Company’s balance sheet.
(3)	Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet.
(4)	Gross origination and repayment activity for KBH’s portfolio.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at March 31, 2021 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Cash Flow Senior Secured Loans	$326.3	16.1%	8.6%
Asset-Based Senior Secured Loans / SLR-CS1)	$441.5	21.8%	10.5%
Equipment Senior Secured Financings / SLR-EF(2)	$321.2	15.9%	10.1%
Life Science Senior Secured Loans	$331.5	16.4%	9.1%(6)
Corporate Leasing / KBH(3)	$588.9	29.1%	10.0% est(7)
Total Senior Secured Loans	$2,009.4	99.3%	9.8%
Equity and Equity-like Securities	$14.5	0.7%
Total Comprehensive Investment Portfolio	$2,023.9	100%
Floating Rate Investments(4)	$1,102.4	54.7%
First Lien Senior Secured Loans	$1,910.2	94.4%
Second Lien Senior Secured Cash Flow Loans	$43.3	2.1%
Second Lien Senior Secured Asset-Based Loans	$55.9	2.8%

(1)	Includes SLR-CS’ full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in SLR-CS.
(2)	Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and excludes the Company’s equity investments in SLR-EF.
(3)	Includes KBH’s full portfolio and excludes the Company’s equity and debt investments in KBH.
(4)	Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases associated with KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5)	The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average yield for equipment financing and SLR-CS asset-based loans is calculated based on the expected average life of a loan for each asset class.
(6)	Life Science yields exclude the impact of success fees and/or warrants.
(7)	Represents expected return on equity during 2021.

The Comprehensive Investment Portfolio is diversified across over 600 unique borrowers in over 80 industries and with an average exposure of $3.2 million, or 0.2% per issuer.

At March 31, 2021, 99.3% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 94.4% first lien senior secured loans and approximately 4.9% second lien senior secured loans of which 2.1% were second lien cash flow loans and 2.8% were second lien asset-based loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 9.8% at March 31, 2021.

SLR Investment Corp. Portfolio

Asset Quality

As of March 31, 2021, 100% on a fair value basis and cost basis of the Company’s portfolio was performing, with no investments on non-accrual status at quarter end.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2021, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$235.4	14.9%
2	$1,295.6	82.3%
3	$43.6	2.8%
4	$0.0	0.0%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income (1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending / SLR-CS	Equipment Financing / SLR-EF	Life Science Lending	Corporate Leasing	Total
3/31/2021	$6.7	$9.4	$4.1	$11.3	$4.4	$35.9
% Contribution	18.8%	26.2%	11.3%	31.5%	12.2%	100.0%

(1)	Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet, income/fees from asset-based loans on balance sheet and distributions from SLR-CS, income/fees from equipment financings and distributions from SLR-EF, distributions from KBH, and income/fees from life science loans.

SLR Investment Corp.’s Results of Operations for the Quarter Ended March 31, 2021 compared to the Quarter Ended March 31, 2020.

Investment Income

For the fiscal quarters ended March 31, 2021 and 2020, gross investment income totaled $35.9 million and $32.9 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to growth in the income producing portfolio.

Expenses

Expenses totaled $20.4 million and $17.1 million, respectively, for the quarters ended March 31, 2021 and 2020. The increase in expenses for the year over year period was primarily due to higher management and incentive fees resulting from a larger income producing investment portfolio on average.

Net Investment Income

The Company’s net investment income totaled $15.5 million and $15.9 million, or $0.37 and $0.38 per average share, respectively, for the fiscal quarters ended March 31, 2021 and 2020.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended March 31, 2021 and 2020 totaled $6.0 million and ($91.3) million, respectively.

Net Increase (Decrease) in Net Assets Resulting From Operations

For the quarters ended March 31, 2021 and 2020, the Company had a net increase (decrease) in net assets resulting from operations of $21.5 million and ($75.5) million, respectively. For the quarters ended March 31, 2021 and 2020, earnings (loss) per average share were $0.51 and ($1.79), respectively.

Liquidity and Capital Resources

Unsecured Debt

At March 31, 2021, approximately 63% of the Company’s funded debt, or $446 million, was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At March 31, 2021, the Company had borrowings of $235 million and $30 million, respectively, under its $620 million and $50 million revolving credit facilities. The $235 million drawn on the Company’s $620 million credit facility is comprised of $160 million revolver and $75 million term loan. When including undrawn capital on the SLR-CS, SLR-EF, and KBH non-recourse credit facilities, total available capital is $683 million, subject to borrowing base availability at March 31, 2021.

Leverage

On March 31, 2021, the Company’s net debt-to-equity was 0.82x. SLRC’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Unfunded Commitments

At March 31, 2021, excluding commitments to SLR-CS and SLR-EF, the Company had unfunded commitments of approximately $73.8 million, including $14.0 million of revolver commitments.

Financial Statements and Tables

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2021 (unaudited)	December 31, 2020

Assets
Investments at fair value:
Companies less than 5% owned (cost: $869,229 and $832,507, respectively)	$865,066	$822,298
Companies more than 25% owned (cost: $723,909 and $724,428, respectively)	709,498	709,653
Cash	7,762	8,779
Cash equivalents (cost: $350,000 and $379,997, respectively	350,000	379,997
Dividends receivable	9,508	7,927
Interest receivable	6,875	6,478
Receivable for investments sold	956	255
Prepaid expenses and other assets	752	571

Total assets	$1,950,417	$1,935,958

Liabilities
Debt ($711,000 and $677,000 face amounts, respectively, reported net of unamortized debt issuance costs of $5,155 and $5,549, respectively)	$705,845	$671,451
Payable for investments and cash equivalents purchased	350,041	380,038
Distributions payable	17,327	17,327
Management fee payable	6,810	6,535
Performance-based incentive fee payable	3,867	792
Interest payable	6,723	3,416
Administrative services payable	995	1,946
Other liabilities and accrued expenses	2,603	2,430

Total liabilities	$1,094,211	$1,083,935

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	962,481	962,481
Accumulated distributable net loss	(106,698)	(110,881)

Total net assets	$856,206	$852,023

Net Asset Value Per Share	$20.26	$20.16

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	March 31, 2021	March 31, 2020

INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$20,832	$24,834
Companies more than 25% owned	2,885	1,356
Dividends:
Companies less than 5% owned	133	13
Companies more than 25% owned	9,575	6,468
Other income:
Companies less than 5% owned	2,462	228
Companies more than 25% owned	—	5

Total investment income	35,887	32,904

EXPENSES:
Management fees	$6,810	$6,269
Performance-based incentive fees	3,867	1,480
Interest and other credit facility expenses	7,229	7,040
Administrative services expense	1,360	1,147
Other general and administrative expenses	1,155	1,115

Total expenses	20,421	17,051

Net investment income	$15,466	$15,853

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, DEBT AND UNFUNDED COMMITMENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$(366)	$28

Net change in unrealized gain (loss) on investments, cash equivalents and unfunded commitments and net change in unrealized (gain) loss on debt:
Companies less than 5% owned	6,046	(47,415)
Companies more than 25% owned	364	(55,074)
Debt	—	11,500
Unfunded commitments	—	(361)

Net change in unrealized gain (loss) on investments, cash equivalents, debt and unfunded commitments	6,410	(91,350)

Net realized and unrealized gain (loss) on investments, cash equivalents, debt and unfunded commitments	6,044	(91,322)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$21,510	$(75,469)

EARNINGS (LOSS) PER SHARE	$0.51	$(1.79)

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. SLR Investment Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770